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    BOSTON                     LATHAM & WATKINS                  NEW YORK
    CHICAGO                    ATTORNEYS AT LAW              NORTHERN VIRGINIA
   FRANKFURT                      www.lw.com                   ORANGE COUNTY
    HAMBURG                                                       PARIS
   HONG KONG                 ____________________         SAN DIEGO NORTH COUNTY
    LONDON                                                    SAN FRANCISCO
  LOS ANGELES                                                SILICON VALLEY
    MOSCOW                                                      SINGAPORE
  NEW JERSEY                                                      TOKYO
                                                            WASHINGTON, D.C.

                              ______________, 2002


PETCO Animal Supplies, Inc.
9125 Recho Road
San Diego, California 92121

         Re: Registration Statement on Form S-1 (File No. 333-75830);
             16,675,000 shares of Common Stock, par value $0.001 per share
             --------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the registration by PETCO Animal Supplies, Inc., a Delaware corporation (the "Company"), of up to 16,675,000 shares of common stock of the Company, par value $0.001 per share (the "Shares"), up to 15,500,000 Shares of which are being sold by the Company (the "Company Shares") and up to 1,175,000 Shares of which are being sold by the selling stockholders named therein (the "Selling Stockholder Shares"), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on December 21, 2001 (File No. 333-75830), as amended by Amendment No. 1 filed with the Commission on January 31, 2002 (collectively, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Company Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.



--------------------------------------------------------------------------------
           701 B Street, Suite 2100 o San Diego, California 92101-8197
               TELEPHONE: (619) 236-1234 o FAX: (619) 696-7419

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LATHAM & WATKINS

PETCO Animal Supplies, Inc.
______________, 2002
Page 2



                  Subject to the foregoing, it is our opinion that:


        1. The Company Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Underwriting Agreement referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

        2. The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                                          Very truly yours,

                                                          /s/  Latham & Watkins